Exhibit 10.44

FIRST MODIFICATION OF PROMISSORY NOTE, MORTGAGE DEED

AND SECURITY AGREEMENT  AND OTHER LOAN DOCUMENTS

THIS AGREEMENT, made as of the 27th day of October, 2010, by and between RIVERBEND CROSSINGS III HOLDINGS LLC, a Pennsylvania limited liability company, having a principal office and mailing address at c/o Griffin Land & Nurseries, Inc., 204 West Newberry Road, Bloomfield, Connecticut 06002 (the “Grantor”) and NEWALLIANCE BANK, a Connecticut banking corporation having an office at 195 Church Street, New Haven, Connecticut 06510 (the “Grantee”).

R E C I T A L S

A.            The Grantor and the Grantee entered into a loan transaction in the original principal amount of $4,300,000.00 (the “Loan”), which is evidenced by a Promissory Note in said amount dated January 27, 2010 (the “Note”).

B.            The Note is secured by, among other things, a Mortgage Deed and Security Agreement dated January 27, 2010 (the “Mortgage”), recorded February 3, 2010 with the Lehigh County Recorder of Deeds as Instrument Number 2010003016, which Mortgage affects certain property known as 871 Nestle Way, Breinigsville, Pennsylvania (the “Property”), as more particularly described therein; (2) a Collateral Assignment of Leases and Rentals dated January 27, 2010 (the “Assignment of Leases”) recorded February 3, 2010 with the Lehigh County Recorder of Deeds as Instrument Number 2010003017; (3) a Security Agreement dated January 27, 2010 (the “Security Agreement”); (4) an Assignment of Contracts, Warranties, Permits and Approvals dated January 27, 2010 (the “Assignment of Contracts”); and (5) an Environmental Compliance and Indemnity Agreement dated January 27, 2010 (the “Environmental Indemnity”).  The Note, the Mortgage, the Security Agreement, the Assignment of Leases, the Assignment of Contracts and the Environmental Indemnity are referred to collectively herein as the “Loan Documents”).

C.            The Grantor has requested that the Grantee reduce the interest rate applicable to the Loan.

D.           As a condition to reducing the interest rate applicable to the Loan, the Grantee requires that the Grantor enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for One Dollar ($1.00) and other valuable consideration received to their mutual satisfaction, the Grantor and the Grantee hereby agree as follows:

1.             Modification of Note.  The Note is hereby modified as follows:

(a)           The current monthly payment of principal and interest in the amount of $29,281.67 shall be due and payable on November 1, 2010.  Notwithstanding anything to the contrary contained in the Note, commencing as of November 1, 2010, the Interest Rate on the outstanding principal balance of the Note shall be a fixed rate of five and one-quarter percent (5.25%) per annum for the balance of the term.  Commencing on the first day of December, 2010, and continuing to, but not including the Maturity Date, principal and interest at the Interest Rate shall be due and payable on the first day of each month, based on a 291 month amortization schedule.  As a result, commencing with the payment due December 1, 2010, monthly payments of principal and interest in the amount of $26,023.07 shall be due and payable on the first day of each month.

(b)           All references in the Note to the term “Mortgage” shall mean said instrument as modified hereby and as it may be further modified or amended in the future.  All references in the Note to the term “Loan Documents” shall mean the Loan Documents as modified hereby and as they may be further modified or amended in the future.

2.             Modification of Mortgage.  The Mortgage is hereby modified as follows:

(a)           All references in the Mortgage to the term “Note” shall be deemed to mean the Note as modified by this Agreement and as it may be further modified or amended in the future.  All references in the Mortgage to the term “Loan Documents” shall mean the Loan Documents as modified hereby and as they may be further modified or amended in the future.

(b)           In consideration of the modification of the Note as described above, the Grantor hereby grants, conveys, transfers and assigns to the Grantee, the Mortgaged Property (as defined in the Mortgage), to have and to hold unto the Grantee and its successors and assigns forever upon the terms and conditions described in the Mortgage.

3.             Modification of Other Loan Documents.  The Assignment of Leases, the Security Agreement and each of the other Loan Documents are hereby modified as follows:

(a)           All references therein to the terms “Promissory Note” or “Note”, “Mortgage”, “Assignment of Leases”, “Security Agreement” and “Loan Documents” shall be deemed to mean the Note, the Mortgage, the Assignment of Leases, the Security Agreement and the Loan Documents, respectively, as modified hereby and as they may be further amended or modified in the future.

4.             Miscellaneous.

(a)           Grantor and Grantee agree that the principal amount outstanding under the Note as of the date hereof is $4,252,695.98.

(b)          All capitalized terms utilized in this Agreement, but not defined herein, shall have the meaning ascribed thereto in the Loan Documents, as amended hereby.

(c)          Except as expressly modified hereby, all the terms and conditions of the Note, the Mortgage, the Assignment of Leases, the Security Agreement and the other Loan Documents shall remain in full force and effect, and the Grantor hereby modifies and restates all its obligations and liabilities thereunder.

(d)          This Agreement shall be governed by the laws of the State of Connecticut and shall be binding upon and shall inure to the benefit of, the Grantor, the Grantee, and their respective heirs, administrators, executors, successors and assigns, as applicable.

(e)          Grantor agrees to pay Grantee a Modification Fee of $200,000.00 at the time of this Modification in satisfaction of all of Grantee’s fees, costs and expenses relating to this Modification.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

In the presence of:		RIVERBEND CROSSINGS III HOLDINGS LLC

		By:	Riverbend Lehigh Valley Holdings I LLC
Its Sole Member

			By:	Griffin Land & Nurseries, Inc.
Its Sole Member

/s/ Anthony Galici				By:	/s/ Michael Gamzon
Print Name: Anthony Galici					Name: Michael Gamzon
Its: Executive Vice President
/s/ Frederick M. Danziger
Print Name: Frederick M. Danziger

STATE OF NEW YORK	)
	)	ss. New York
COUNTY OF NEW YORK	)

On this 27th day of October, 2010, before me a Notary Public in and for the State of New York, the undersigned officer, personally appeared Michael Gamzon, who acknowledged him/herself to be the Executive Vice Prsident of Griffin Land & Nurseries, Inc., the sole member of Riverbend Lehigh Valley Holdings I LLC, which is the sole member of RIVERBEND CROSSINGS III HOLDINGS LLC, a Pennsylvania limited liability company, and that he as such officer of Griffin Land & Nurseries, Inc., being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of Riverbend Crossings III Holdings LLC by him/herself as such officer of the sole member of the sole member of said limited liability company.

/s/ Theresa Gordon
Name: Theresa Gordon
Notary Public
My Commission Expires: August 23, 2013

[Signatures Continued on Next Page]

In the presence of:	NEWALLIANCE BANK

/s/ Al Clemente	By:	/s/ Peter M. Hausherr
Print Name: Al Clemente		Name: Peter M. Hausherr
Its: Vice President
/s/ Gardner Abbott
Print Name: Gardner Abbott

STATE OF CONNECTICUT )
)	ss. New Haven
COUNTY OF HARTFORD )

On this 27th day of October, 2010, personally appeared Peter M. Hausherr, Vice President of NewAlliance Bank, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said bank, before me.

/s/ Roa Jentana
Name:
Notary Public
My Commission Expires: April 30, 2011